AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2005

Registration Statement No. 333-74778

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post Effective Amendment No. 2

to

FORM S-8

Registration Statement

Under

the Securities Act of 1933

IMAGISTICS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1611068
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 Oakview Drive

Trumbull, Connecticut 06611

(203) 365-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Imagistics International Inc. – 2001 Stock Plan

Imagistics International Inc. – Non-Employee Directors’ Stock Plan

Mark S. Flynn, Esq.

Vice President and General Counsel

Imagistics International Inc.

100 Oakview Drive

Trumbull, Connecticut 06611

(203) 365-7000

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Jeffrey G. Aromatorio, Esquire Reed Smith LLP 435 Sixth Avenue Pittsburgh, PA 15219 (412) 288-3364

REMOVAL FROM REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8, No. 333-74778, filed December 7, 2001 as amended by Post-Effective Amendment No. 1, filed September 27, 2002 (the “Registration Statement”) pertaining to the registration of an aggregate of 3,262,956 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”). The Registration Statement included an undertaking pursuant to Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The offering of such securities has been terminated and the Registrant hereby removes from registration those shares of Common Stock which remain unsold as of the date of this Post-Effective Amendment No. 2.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on the 1st day of November, 2005.

Imagistics International Inc.

By:	/s/ Marc C. Breslawsky
Marc C. Breslawsky
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of November, 2005.

Name	Title

/s/ Marc C. Breslawsky Marc C. Breslawsky	Chairman and Chief Executive Officer and Director (principal executive officer)

/s/ Timothy E. Coyne Timothy E. Coyne	Chief Financial Officer and Director (principal financial and principal accounting officer)

/s/ Joseph D. Skrzypczak Joseph D. Skrzypczak	President and Chief Operating Officer and Director

/s/ Mark S. Flynn Mark S. Flynn	Vice President, General Counsel and Secretary and Director